NEWS RELEASE

NCR Voyix Reports Fourth Quarter and Full Year 2025 Results

ATLANTA, February 26, 2026 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a platform-powered leader in unified commerce for shopping and dining, reported financial results today for the three and twelve months ended December 31, 2025.

Fourth Quarter Financial Highlights

•Revenue was $720 million compared to $678 million in the prior year period.
•Net income from continuing operations attributable to NCR Voyix was $78 million, compared with a net loss from continuing operations attributable to NCR Voyix of $11 million in the prior year period.
•Diluted EPS from continuing operations was $0.49 compared to $(0.10) in the prior year period.
•Adjusted EBITDA was $130 million compared to $111 million in the prior year period.
•Non-GAAP diluted EPS was $0.31 compared to $0.21 in the prior year period.
•Software & Services Revenue was $504 million compared to $517 million in the prior year period.
•ARR was $1.7 billion compared to $1.6 billion in the prior year period.
•Software ARR was $783 million compared to $765 million in the prior year period.

Full Year Financial Highlights
•Revenue was $2,687 million compared to $2,818 million in the prior year period.
•Net income from continuing operations attributable to NCR Voyix was $42 million, compared with a net loss from continuing operations attributable to NCR Voyix of $201 million in the prior year period.
•Diluted EPS from continuing operations was $0.16 compared to $(1.49) in the prior year.
•Adjusted EBITDA was $425 million compared to $348 million in the prior year period.
•Non-GAAP diluted EPS was $0.90 compared to $(0.12) in the prior year period.
•Software & Services Revenue was $1,986 million compared to $2,049 million in the prior year period.

“Our results for both the fourth quarter and full year were in line with expectations and reflect the significant progress we have made in repositioning the Company to be a platform-led business supported by our leading service capabilities and integrated payment solutions,” said James G. Kelly, President and Chief Executive Officer. “The work we completed in 2025 enabled the accelerated launch of our suite of cloud-to-edge platform solutions earlier this year and provided a strong foundation for achieving our business and financial objectives. We are now focused on delivering this enhanced offering to restaurants and retailers worldwide to meet rising demand, while continuing to drive operational efficiencies across the Company. As we execute these initiatives, we expect to scale our business and deliver sustainable long-term growth.”

Recent Business Highlights and Additional Information

•In January 2026, the Company launched its largest portfolio of proprietary cloud-to-edge applications built on the Voyix Commerce Platform.
•In the fourth quarter, the Company signed long-term platform agreements with two new enterprise retailers to implement Voyix POS across the entire store estate.
◦7-Eleven Philippines, the #1 convenience retailer in the Philippines, with more than 4,500 stores
◦Colruyt Group, a leading European grocery chain, with more than 850 stores across Belgium, Luxembourg, and France
•The Company had 80,000 platform sites and more than 8,500 payment sites as of December 31, 2025, an increase of 8% and 4%, respectively, from the prior year.
•The Company repurchased 400,000 shares of its common stock and 68,566 shares of its series A convertible preferred stock for a total of $78 million in the fourth quarter.

2026 Outlook

For the full-year 2026, the Company is providing the following outlook:

$ in millions (except EPS)	Range	YoY % Change
Revenue[1]	$2,210 - $2,325	(18%) - (13%)
Pro Forma for Hardware Transition Impact[1]		(2%) - 3%
Adjusted EBITDA	$440 - $455	4% - 7%
Non-GAAP Diluted EPS[2]	$0.93 - $0.96	3% - 6%
Adjusted Free Cash Flow- unrestricted before restructuring[3]	$190 - $220	40% - 62%
1 Revenue reflects gross hardware revenue recognition in the first quarter of 2026 and net sales commission revenue recognition for the remaining periods given the projected completion of the Hardware ODM Transition at the end of Q1 2026. The year-over-year change of (13%)-(18%) reflects the impact of the Hardware ODM implementation for Q2 2026 through Q4 2026. To provide a better comparison of the Company’s ongoing performance, the pro forma year-over-year change of (2%)-3% reflects a comparison to pro forma 2025 results, adjusted to apply the pro forma impact of the Hardware ODM implementation in Q2 2025 through Q4 2025.
2 Non-GAAP Diluted EPS assumes an effective tax rate of 21% and full-year average diluted shares of 155 million inclusive of as-if converted preferred shares and dilutive options and RSU awards.
3 Adjusted Free Cash Flow-unrestricted before restructuring excludes restructuring, transformation, and strategic initiative costs and expected payments related to a certain litigation matter, net of expected recoveries from NCR Atleos.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” “Adjusted Free Cash Flow-Unrestricted,” “Non-GAAP Diluted EPS,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled for historic periods to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. With respect to our outlook for full year 2026 for our Adjusted EBITDA, Non-GAAP Diluted EPS and Adjusted Free Cash Flow-Unrestricted, we do not provide a reconciliation to each of their most directly comparable GAAP measure because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations and GAAP cash flow provided by (used in) operating activities without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. The Company also believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, targets, goals, intentions, strategies, prospects, or financial outlook, including modeling considerations, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, but are not limited to, statements regarding: our expectations regarding our fiscal 2026 performance outlook, our expectations regarding our partnerships with customers and our expectations regarding other strategic initiatives and our growth strategies, our future business model, our expectations regarding value creation, adjusted EBITDA margin, free cash flow generation and our capital allocation strategy. Forward-looking statements are not guarantees of future performance, are subject to assumptions, risks and uncertainties and there are a number of important factors that could cause actual outcomes and results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the Company’s actual results to differ materially include, among others, the following: our ability to successfully execute our growth strategy; our ability to successfully develop new solutions that achieve market acceptance and keep pace with technological developments; our ability to maintain a consistently high level of customer service; our ability to achieve some or all of the expected benefits of our cost reduction initiatives; the success of our strategic relationships with third parties and our ability to integrate with third-party applications and software; risks related to tariffs, sanctions and trade barriers, and the related impact on macroeconomic conditions; the availability or applicability of tariff and duty exemptions to our products; the failure of our acquisitions, divestitures and other strategic transactions or future acquisitions to produce anticipated results; our ability to realize the anticipated cost savings or other benefits related to the Hardware Business Transition with Ennoconn on a timely basis or at all; our ability to perform under our agreements with NCR Atleos; potential indemnification obligations to NCR Atleos or a refusal of NCR Atleos to indemnify us pursuant to agreements executed in the spin-off; our ability to protect our systems and data from cybersecurity threats or other technological risks; risks related to evolving global laws and regulations relating to data privacy, data protection and information security; our ability to protect our intellectual property; extensive competition in our markets; disruptions in our data center hosting and public cloud facilities; risks related to defects, errors, installation difficulties or development delays; the failure of our artificial intelligence capabilities to operate as anticipated; our ability to maintain and update our information technology systems; changes in U.S. or foreign trade policies and domestic and global economic and credit conditions; our ability to retain key employees, or to recruit, develop and retain qualified employees; the inability of third party suppliers to fulfill our needs; risks related to our level or indebtedness; our ability to continue to access or renew financing sources and obtain capital; our failure to maintain effective internal control over financial reporting; and other factors included in “Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in other documents that we file with the U.S. Securities and Exchange Commission (“SEC”), which are available at https://www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and should not be relied upon as representing our plans and expectations as of any subsequent date. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Earnings Conference Call

NCR Voyix management will host a conference call and live audio webcast today at 8:00 a.m. Eastern Time to discuss the Company’s results for the fourth quarter. Access to the webcast, along with supplemental financial information, are available on the Investor Relations section of the Company’s website at https://investor.ncrvoyix.com. Participants may access the live call by dialing (800) 715-9871 (United States/Canada Toll-free) or +1 (646) 307-1963 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a global platform-powered leader in unified commerce for shopping and dining. Combining a flexible, intelligent platform with end-to-end payments capabilities and services developed through its deep industry experience, NCR Voyix empowers retailers and restaurants to accelerate new possibilities for their operations, experiences and business outcomes. NCR Voyix is headquartered in Atlanta, Georgia, and serves customers in more than 35 countries worldwide. For more information, visit ncrvoyix.com.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below. The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP, and the Company encourages investors to review the non-GAAP information presented herein in conjunction with, and as a supplement to, the presentation of GAAP financial measures.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) and Adjusted EBITDA margin. Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, acquisition-related costs, loss (gain) on disposal of businesses, loss (gain) on extinguishment of debt, separation-related costs, cyber ransomware incident recovery costs net of insurance recoveries, fraudulent ACH disbursements costs net of recoveries, foreign currency devaluation, transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), strategic initiative costs and litigation costs, among others. The Company also uses Adjusted EBITDA margin, which is calculated based on Adjusted EBITDA as a percentage of total revenue. The Company uses Adjusted EBITDA and Adjusted EBITDA margin to evaluate and measure the ongoing performance of its business segments. The Company also uses Adjusted EBITDA and Adjusted EBITDA margin to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors because they are indicators of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as substitutes for, or superior to, net income from continuing operations attributable to NCR Voyix or net profit margin, respectively, under GAAP.

Non-GAAP Diluted Earnings Per Share (EPS) and Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix). The Company determines Non-GAAP Diluted EPS and Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix) by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including loss (gain) on debt extinguishment, amortization of acquisition related intangibles, stock-based compensation expense, separation-related costs, cyber ransomware incident recovery costs net of recoveries, fraudulent ACH disbursements costs net of recoveries, strategic initiative costs, foreign currency devaluation costs, gains or losses related to the disposal of businesses, litigation costs, legal entity restructuring tax benefit and transformation and restructuring activities, from the Company’s GAAP earnings per share and income (loss) from continuing operations (attributable to NCR Voyix), respectively. Due to the non-operational nature of these pension and other special items, the Company’s management uses these non-GAAP measures to evaluate year-over-year operating performance. The Company believes this measure is useful for investors because it provides a more complete understanding of the Company’s underlying operational performance, as well as consistency and comparability with the Company’s past reports of financial results.

Adjusted free cash flow-unrestricted before restructuring costs. NCR Voyix management uses the non-GAAP measure called “adjusted free cash flow-unrestricted before restructuring costs” to assess the financial performance of the Company. We define adjusted free cash flow-unrestricted as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment and capitalized software, plus/minus collections of previously sold trade receivables purchased from third parties, restricted cash settlement activity, cash activity related to acceleration projects, cash taxes paid for the Digital Banking Sale, cash activity related to environmental discontinued operations plus acquisition-related items, and pension contributions and settlements, less restructuring, transformation and strategic initiative costs, and expected payments related to certain legal matters (net of recoveries from NCR Atleos).

We believe adjusted free cash flow-unrestricted before restructuring costs provides useful information to investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent to continue and improve business operations. In particular, adjusted free cash flow-unrestricted before restructuring costs indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted before restructuring costs does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted before restructuring costs does not have a uniform definition under GAAP, and therefore the Company’s definitions may differ from other companies’ definitions of these measures. This non-GAAP measures should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP or other GAAP measures.

Use of Certain Terms

The term “recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. NCR Voyix’s management considers recurring revenue, and the other operating metrics derived therefrom, to be an important indicator of the predictability of revenue and part of our strategic plan.
The term “annual recurring revenue” or “ARR” is recurring revenue, excluding software licenses (SWL) sold as a subscription, for the last three months times four. In addition, plus the rolling four quarters of term-based SWL arrangements that include customer termination rights.
The term “Software ARR” includes recurring software license revenue, software maintenance revenue, SaaS revenue, standalone hosted contract revenue, professional services recurring revenue and payments revenue.
The term “Software & Services Revenue” includes all software, services and payments revenue and excludes hardware revenue.
The term “platform sites” includes all sites for which we bill for use of our Commerce platform.
The term “payment sites” includes all sites which utilizes NCR Voyix’s payment processing capabilities.

Reconciliation of Net Income from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

	Three months ended		Twelve months ended
$ in millions	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$78	$(11)	$42	$(201)
Pension mark-to-market adjustments	(13)	(12)	(13)	(12)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	50	53	199	206
Acquisition-related amortization of intangibles	7	6	25	28
Interest expense	16	14	60	134
Interest income	(1)	(4)	(8)	(9)
Loss (gain) on debt extinguishment	—	—	—	(8)
Income tax expense (benefit)	(56)	—	(73)	4
Stock-based compensation expense	8	8	34	40
Transformation and restructuring costs	40	35	124	125
Separation costs	—	1	—	10
Loss (gain) on disposal of businesses	(1)	—	(3)	(14)
Foreign currency devaluation	—	—	—	15
Fraudulent ACH disbursements	—	(1)	—	(5)
Cyber ransomware incident recovery costs	—	(8)	—	(13)
Strategic initiatives	2	30	16	48
Litigation costs	—	—	22	—
Adjusted EBITDA (Non-GAAP)	$130	$111	$425	$348

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Three months ended		Twelve months ended
$ in millions	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Diluted Earnings Per Share from Continuing Operations (GAAP)(1)	$0.49	$(0.10)	$0.16	$(1.49)
Pension mark-to-market adjustments	(0.06)	(0.05)	(0.06)	(0.05)
Acquisition-related amortization of intangibles	0.04	0.04	0.13	0.15
Loss (gain) on debt extinguishment	—	—	—	(0.04)
Stock-based compensation expense	0.05	0.02	0.21	0.22
Transformation and restructuring costs	0.19	0.15	0.58	0.61
Separation costs	—	—	—	0.05
Loss (gain) on disposal of businesses	(0.01)	—	(0.01)	(0.07)
Foreign currency devaluation	—	—	—	0.08
Fraudulent ACH disbursements	—	(0.01)	—	(0.02)
Cyber ransomware incident recovery costs	—	(0.04)	—	(0.07)
Strategic initiatives	0.01	0.16	0.08	0.25
Litigation costs	—	—	0.11	—
Legal entity restructuring tax benefit	(0.42)	—	(0.42)	—
Non-GAAP Diluted EPS(1)	$0.31	$0.21	$0.90	$(0.12)
(1) Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

	Three months ended
$ in millions	December 31, 2025	December 31, 2025 Non-GAAP	December 31, 2024	December 31, 2024 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$78	$48	$(11)	$34
Dividends on convertible preferred shares	(9)	—	(3)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$69	$48	$(14)	$34
Weighted average outstanding shares:
Weighted average diluted shares outstanding	140.9	140.9	144.9	147.6
Weighted as-if converted preferred shares	—	13.8	—	15.9
Total shares used in diluted earnings per share	140.9	154.7	144.9	163.5
Diluted earnings per share from continuing operations	$0.49	$0.31	$(0.10)	$0.21

	Twelve months ended
$ in millions	December 31, 2025	December 31, 2025 Non-GAAP	December 31, 2024	December 31, 2024 Non-GAAP
Income (loss) from continuing operations attributable to NCR Voyix common stockholders
Income (loss) from continuing operations (attributable to NCR Voyix)	$42	$140	$(201)	$(20)
Dividends on convertible preferred shares	(20)	—	(15)	—
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$22	$140	$(216)	$(20)
Weighted average outstanding shares:
Weighted average diluted shares outstanding	141.1	141.1	144.7	147.5
Weighted as-if converted preferred shares	—	15.3	—	15.9
Total shares used in diluted earnings per share	141.1	156.4	144.7	163.4
Diluted earnings per share from continuing operations	$0.16	$0.90	$(1.49)	$(0.12)

	Three months ended		Twelve months ended
$ in millions	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Income (loss) from continuing operations (attributable to NCR Voyix)	$78	$(11)	$42	$(201)
Pension mark-to-market adjustments	(9)	(8)	(9)	(8)
Acquisition-related amortization of intangibles	6	7	21	25
Loss (gain) on debt extinguishment	—	—	—	(7)
Stock-based compensation expense	8	4	33	36
Transformation and restructuring costs	30	24	90	100
Separation costs	—	—	—	8
Loss (gain) on disposal of businesses	(1)	—	(1)	(12)
Foreign currency devaluation	—	—	—	13
Fraudulent ACH disbursements	—	(1)	—	(4)
Cyber ransomware incident recovery costs	—	(7)	—	(11)
Strategic initiatives	1	26	12	41
Litigation costs	—	—	17	—
Legal entity restructuring tax benefit	(65)	—	(65)	—
Non-GAAP income (loss) from continuing operations (attributable to NCR Voyix)	$48	$34	$140	$(20)

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Period Ended December 31
	Three Months		Twelve Months
	2025	2024	2025	2024
Revenue
Product	$236	$184	$774	$867
Service	484	494	1,913	1,951
Total Revenue	720	678	2,687	2,818
Cost of products	202	176	686	767
Cost of services	338	356	1,367	1,474
Total gross margin	180	146	634	577
% of Revenue	25.0%	21.5%	23.6%	20.5%
Selling, general and administrative expenses	120	119	453	458
Research and development expenses	43	28	155	157
Income (loss) from operations	17	(1)	26	(38)
% of Revenue	2.4%	(0.1)%	1.0%	(1.3)%
Gain (loss) on extinguishment of debt	—	—	—	8
Interest expense	(16)	(14)	(60)	(134)
Other income (expense), net	21	4	3	(33)
Total interest and other expense, net	5	(10)	(57)	(159)
Income (loss) from continuing operations before income taxes	22	(11)	(31)	(197)
% of Revenue	3.1%	(1.6)%	(1.2)%	(7.0)%
Income tax expense (benefit)	(56)	—	(73)	4
Income (loss) from continuing operations	78	(11)	42	(201)
Income (loss) from discontinued operations, net of tax	20	—	20	1,158
Net income (loss)	98	(11)	62	957
Net income (loss) attributable to noncontrolling interests of discontinued operations	—	—	—	(1)
Net income (loss) attributable to NCR Voyix	$98	$(11)	$62	$958
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$78	$(11)	$42	$(201)
Dividends on convertible preferred stock	(9)	(3)	(20)	(15)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	69	(14)	22	(216)
Income (loss) from discontinued operations, net of tax	20	—	20	1,159
Net income (loss) attributable to NCR Voyix common stockholders	$89	$(14)	$42	$943
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.50	$(0.10)	$0.16	$(1.49)
Diluted (1)	$0.49	$(0.10)	$0.16	$(1.49)
Net income (loss) per common share
Basic	$0.64	$(0.10)	$0.30	$6.52
Diluted (1)	$0.63	$(0.10)	$0.30	$6.52
Weighted average common shares outstanding
Basic	138.4	144.9	138.6	144.7
Diluted (1)	140.9	144.9	141.1	144.7
(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Period Ended December 31
	Three Months			Twelve Months
	2025	2024	% Change	2025	2024	% Change
Revenue by segment
Retail	$501	$461	9%	$1,842	$1,956	(6)%
Restaurants	212	211	—%	818	825	(1)%
Total segment revenue	$713	$672		$2,660	$2,781
Corporate and Other(1)	7	6	17%	27	37	(27)%
Total revenue	$720	$678	6%	$2,687	$2,818	(5)%

Adjusted EBITDA by segment
Retail	$114	$102	12%	$350	$383	(9)%
Retail Adjusted EBITDA margin %	22.8%	22.1%		19.0%	19.6%
Restaurants	66	68	(3)%	267	251	6%
Restaurants Adjusted EBITDA margin %	31.1%	32.2%		32.6%	30.4%
Segment Adjusted EBITDA	$180	$170	6%	$617	$634	(3)%
Segment Adjusted EBITDA margin %	25.2%	25.3%		23.2%	22.8%
Corporate and Other(1)	(50)	(59)	(15)%	(192)	(286)	(33)%
Total Adjusted EBITDA	$130	$111	17%	$425	$348	22%
Total Adjusted EBITDA margin %	18.1%	16.4%		15.8%	12.3%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to any of our two individual reportable segments along with certain non-strategic businesses that are considered immaterial operating segment(s), as well as commercial agreements with NCR Atleos.

NCR VOYIX CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

In millions, except per share amounts	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$231	$722
Accounts receivable, net of allowances of $21 and $26 as of December 31, 2025 and December 31, 2024, respectively	470	532
Inventories	217	208
Restricted cash	8	31
Prepaid and other current assets	177	166
Current assets of discontinued operations	—	12
Total current assets	1,103	1,671
Property, plant and equipment, net	174	192
Goodwill	1,520	1,516
Intangibles, net	83	94
Operating lease assets	208	229
Prepaid pension cost	50	47
Deferred income taxes	185	189
Other assets	598	514
Total assets	$3,921	$4,452
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$346	$324
Payroll and benefits liabilities	98	104
Contract liabilities	202	209
Settlement liabilities	10	47
Other current liabilities	409	724
Current liabilities of discontinued operations	—	12
Total current liabilities	1,065	1,420
Long-term debt	1,100	1,098
Pension and indemnity plan liabilities	136	144
Postretirement and postemployment benefits liabilities	32	41
Income tax accruals	51	52
Operating lease liabilities	226	248
Other liabilities	156	241
Noncurrent liabilities of discontinued operations	—	1
Total liabilities	2,766	3,245
Commitments and Contingencies
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.2 and 0.3 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; redemption amount and liquidation preference of $207 and $276 as of December 31, 2025 and December 31, 2024, respectively	207	276
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 138.3 and 142.1 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	1	1
Paid-in capital	827	866
Retained earnings (deficit)	559	535
Accumulated other comprehensive loss	(439)	(469)
Total NCR Voyix stockholders’ equity (deficit)	948	933
Noncontrolling interests in subsidiaries	—	(2)
Total stockholders’ equity (deficit)	948	931
Total liabilities and stockholders’ equity (deficit)	$3,921	$4,452

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

In millions	Twelve months ended December 31
	2025	2024
Operating activities
Net income (loss)	$62	$968
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on debt extinguishment	—	(8)
Depreciation and amortization	231	297
Stock-based compensation expense	34	47
Deferred income taxes	9	43
Impairment of other assets	2	11
Loss (gain) on disposal of property, plant and equipment and other assets	(19)	—
Loss (gain) on divestiture	(3)	(1,544)
Changes in assets and liabilities:
Receivables	54	(57)
Inventories	(26)	39
Current payables and accrued expenses	(15)	(115)
Contract liabilities	(18)	67
Employee benefit plans	(9)	(38)
Other assets and liabilities	(512)	169
Net cash provided by (used in) operating activities	$(210)	$(121)
Investing activities
Capital Expenditures	$(165)	$(217)
Proceeds from sale of property, plant and equipment and other assets	16	—
Proceeds from divestiture, net	4	2,458
Proceeds from disposition of corporate-owned life insurance policies	—	36
Termination of trade receivable facility	—	(300)
Collections on purchased trade receivables	8	212
Sale (purchase) of intangible assets	3	—
Net cash provided by (used in) investing activities	$(134)	$2,189
Financing activities
Payments on term credit facilities	$—	$(200)
Payments on revolving credit facilities	(208)	(699)
Payments of senior unsecured notes	—	(1,177)
Borrowings on revolving credit facilities	208	600
Cash dividend paid for Series A preferred shares dividends	(15)	(15)
Repurchases of common stock	(74)	(56)
Proceeds from employee stock plans	10	13
Redemption of preferred shares	(74)	—
Tax withholding payments on behalf of employees	(9)	(12)
Principal payments for finance lease obligations	(13)	(14)
Net cash provided by (used in) financing activities	$(175)	$(1,560)
Cash flows from discontinued operations
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4	(24)
Increase (decrease) in cash, cash equivalents, and restricted cash	$(515)	$484
Cash, cash equivalents and restricted cash at beginning of period	758	285
Cash, cash equivalents, and restricted cash at end of period	$243	$769

Contact:

Investor Relations:
Sarah Jane Schneider
investor.relations@ncrvoyix.com

Media Relations:
Chad Biele
media.relations@ncrvoyix.com